Exhibit 1

SCHEDULE 13D
CUSIP No. 88642R109

The following table sets forth certain information concerning each of the directors and executive officers of each of the entities named below as of the date hereof.

Robotti & Company

Name:	Robert E. Robotti
(Director, President, Treasurer)
Citizenship	U.S.A.
Principal Occupation:	President and Treasurer, Robotti & Company, Incorporated
Business Address:	125 Park Avenue, Suite 1607, New York, New York 10017

Name:	Nancy Seklir
(Director)
Citizenship:	U.S.A.
Principal Occupation:	Retired
Business Address:	c/o Robotti & Company, Incorporated 125 Park Avenue, Suite 1607, New York, New York 10017

Name:	Kenneth R. Wasiak
(Director)
Citizenship	U.S.A.
Principal Occupation:	Retired
Business Address:	104 Gloucester Road, Massapequa, New York 11758

Name:	Suzanne Robotti
(Director)
Citizenship	U.S.A.
Principal Occupation:	Founder, Medshadow Foundation
Business Address:	125 Park Avenue, Suite 1607, New York, New York 10017

Name:	Erwin Mevorah
(Vice President, Secretary)
Citizenship	U.S.A.
Principal Occupation:	Vice President and Secretary, Robotti & Company, Incorporated
Business Address:	125 Park Avenue, Suite 1607, New York, New York 10017

Suzanne and Robert Robotti Foundation, Inc.

Name:	Robert E. Robotti
(Director)
Citizenship	U.S.A.
Principal Occupation:	President and Treasurer, Robotti & Company, Incorporated
Business Address:	125 Park Avenue, Suite 1607, New York, New York 10017

Name:	Suzanne Robotti
(Director)
Citizenship	U.S.A.
Principal Occupation:	Founder, Medshadow Foundation
Business Address:	125 Park Avenue, Suite 1607, New York, New York 10017

Name:	Dan Vitetta
(Director)
Citizenship	U.S.A.
Principal Occupation:	Sales Representative, Byrna Technologies, Inc.
Business Address:	125 Park Avenue, Suite 1607, New York, New York 10017